Exhibit 10.1

COMMON STOCK SUBSCRIPTION AGREEMENT

This COMMON STOCK SUBSCRIPTION AGREEMENT, dated as of June 26, 2019 (this “Agreement”), is by and among ROAN RESOURCES, INC., a Delaware corporation (the “Company”), and each of the purchasers listed on Schedule A hereof (each a “Purchaser” and collectively, the “Purchasers”).

WHEREAS, the Company desires to issue and sell to the Purchasers, and each Purchaser desires to purchase from the Company, shares of the Company’s Class A common stock, par value $0.001 per share (the “Common Shares”), in accordance with the provisions of this Agreement;

WHEREAS, the Common Shares will be issued by the Company to the Purchasers in connection with that certain Commitment Letter, dated as of June 19, 2019 (the “Commitment Letter”), entered into between the Company and the lenders party thereto; and

WHEREAS, in connection herewith, the Company, the Purchasers and the other parties thereto will enter into an amendment to the Registration Rights Agreement, dated September 24, 2018 by and among the Company and the parties listed on the signature pages thereto (the “Registration Rights Agreement” and such amendment to the Registration Rights Agreement, the “Amendment to the Registration Rights Agreement”), pursuant to which the Company will provide the Purchasers with certain registration rights with respect to the Common Shares acquired pursuant hereto.

NOW THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and each of the Purchasers, severally and not jointly, hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1    Definitions. As used in this Agreement, and unless the context requires a different meaning, the following terms have the meanings indicated:

“Action” has the meaning set forth in Section 6.1.

“Affiliate” means, with respect to any Person, any other Person that directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with, the Person in question. As used herein, the term “control” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.

“Agreement” has the meaning set forth in the introductory paragraph.

“Amendment to the Registration Rights Agreement” has the meaning set forth in the recitals hereto.

“Commission” means the United States Securities and Exchange Commission.

“Commitment Letter” has the meaning set forth in the recitals.

“Common Share Price” means $0.001 per Common Share.

“Common Shares” has the meaning set forth in the recitals.

“Common Stock” means the Company’s Class A Common Stock, par value $0.001 per share.

“Company” has the meaning set forth in the introductory paragraph.

“Company SEC Documents” means the Company’s annual report on Form 10-K for the fiscal year ended December 31, 2018, as amended as of the date hereof and filed with the Commission; the Company’s quarterly report on Form 10-Q for the quarterly period ended March 31, 2019, as filed with the Commission; and any subsequent quarterly report of the Company on Form 10-Q filed with the Commission prior to the date hereof.

“Exchange Act” shall mean the United States Securities Exchange Act of 1934, as amended from time to time, and the rules and regulations of the Commission promulgated thereunder.

“GAAP” shall mean generally accepted accounting principles in the United States of America, as in effect from time to time.

“Governance Agreements” shall mean the Registration Rights Agreement; the Stockholders Agreement, dated September 24, 2018, by and among Roan Resources, Inc., the Existing LINN Owners (as defined therein), Roan Holdings, LLC and any other persons signatory thereto from time to time; and the Voting Agreement, dated September 24, 2018, by and among Roan Resources, Inc., the Existing LINN Owners (as defined therein), Roan Holdings, LLC and any other persons signatory thereto from time to time and

“Governmental Authority” means, with respect to a particular Person, any country, state, county, city and political subdivision in which such Person or such Person’s Property is located or that exercises valid jurisdiction over any such Person or such Person’s Property, and any court, agency, department, commission, board, bureau or instrumentality of any of them and any monetary authority that exercises valid jurisdiction over any such Person or such Person’s Property. Unless otherwise specified, all references to Governmental Authority herein with respect to the Company mean a Governmental Authority having jurisdiction over the Company, any Subsidiary of the Company (which Subsidiaries are set forth on Schedule C) or any of their respective Properties. “Indemnified Party” has the meaning set forth in Section 6.2.

“Indemnifying Party” has the meaning set forth in Section 6.2.

“Law” means any federal, state, local or foreign order, writ, injunction, judgment, settlement, award, decree, statute, law, rule or regulation.

“Lien” means any interest in Property securing an obligation owed to, or a claim by, a Person other than the owner of the Property, whether such interest is based on the common law, statute or contract, and whether such obligation or claim is fixed or contingent, and including the lien or security interest arising from a mortgage, encumbrance, pledge, security agreement, conditional sale or trust receipt or a lease, consignment or bailment for security purposes. For the purpose of this Agreement, a Person shall be deemed to be the owner of any Property that it has acquired or holds subject to a conditional sale agreement, or leases under a financing lease or other arrangement pursuant to which title to the Property has been retained by or vested in some other Person in a transaction intended to create a financing.

“Losses” has the meaning set forth in Section 6.1.

“Material Adverse Effect” has the meaning set forth in Section 3.1.

“NYSE” means The New York Stock Exchange.

“Operative Documents” means, collectively, this Agreement, the Registration Rights Agreement and the Amendment to the Registration Rights Agreement, and any amendments or modifications thereto.

“Person” means an individual or a corporation, limited liability company, partnership, joint venture, trust, unincorporated organization, association, government agency or political subdivision thereof or other form of entity.

“Property” means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

“Purchase Price” means, with respect to a particular Purchaser, the amount set forth opposite such Purchaser’s name under the column titled “Purchase Price” set forth on Schedule A hereto, being the product of the number of Purchased Shares and the Common Share Price.

“Purchased Shares” means, with respect to a particular Purchaser, the number of Common Shares set forth opposite such Purchaser’s name under the column titled “Shares of Common Stock” set forth on Schedule A hereto.

“Purchaser” and “Purchasers” have the meanings set forth in the introductory paragraph.

“Purchaser Related Parties” has the meaning set forth in Section 6.1.

“Registration Rights Agreement” has the meaning set forth in the recitals hereto.

“Representatives” of any Person means the Affiliates, officers, directors, managers, employees, agents, counsel, accountants, investment bankers, investment advisers and other representatives of such Person.

“Securities Act” means the Securities Act of 1933, as amended from time to time, and the rules and regulations of the Commission promulgated thereunder.

“Subsidiary” has the meaning set forth in Rule 405 of the rules and regulations promulgated under the Securities Act.

ARTICLE II

AGREEMENT TO SELL AND PURCHASE

Section 2.1    Sale and Purchase. Subject to the terms and conditions hereof, the Company hereby agrees to issue and sell to each Purchaser, and each Purchaser hereby agrees, severally and not jointly, to purchase from the Company, its respective Purchased Shares, and each Purchaser agrees, severally and not jointly, to pay the Company the Purchase Price for such Purchased Shares. The consummation of the purchase and sale of the Purchased Shares hereunder shall take place on the date hereof.

Section 2.2    Closing Conditions. On the date hereof,

(a)    the Company shall have delivered to each Purchaser, the Company’s closing deliveries described in Section 2.3;

(b)    each Purchaser shall have delivered to the Company such Purchaser’s closing deliveries described in Section 2.4; and

(c)    each of the Purchasers, the Company and the other parties thereto shall have executed and delivered the Amendment to the Registration Rights Agreement in the form attached hereto as Schedule E.

Section 2.3    Deliveries by the Company. Upon the terms and subject to the conditions of this Agreement, on the date hereof, the Company has delivered the following to each Purchaser:

(a)    evidence of issuance of such Purchaser’s Purchased Shares credited to book-entry accounts maintained by the Company’s transfer agent, bearing the legend or restrictive notation set forth in Section 4.5, free and clear of any Liens, other than transfer restrictions under applicable federal and state securities laws;

(b)    a certificate of the Secretary of State of the State of Delaware, dated a recent date, to the effect that the Company is in good standing;

(c)    a cross-receipt executed by the Company and delivered to such Purchaser certifying that it has received the Purchase Price from such Purchaser as of the date hereof;

(d)    the Amendment to the Registration Rights Agreement with respect to the Purchased Shares, which shall have been duly executed by the Company;

(e)    a copy of the supplemental listing application filed with the NYSE to list the Purchased Shares and evidence of authorization from the NYSE for the listing of the Purchased Shares;

(f)    an opinion addressed to the Purchasers from Vinson & Elkins LLP, counsel to the Company, dated as of the date hereof, in form and substance reasonably satisfactory to the Purchasers;

(g)    a certificate of the Secretary of the Company, certifying as to (1) the Certificate of Incorporation of the Company and the Bylaws of the Company, (2) (x) board resolutions establishing an authorized special committee of the board of directors, (y) resolutions of an authorized special committee of the board of directors authorizing the execution and delivery of the Operative Documents and the consummation of the transactions contemplated thereby, including the issuance of the Purchased Shares, and (z) the unanimous written consent of the board authorizing the execution and delivery of the Operative Documents and the consummation of the transactions contemplated thereby, including the issuance of the Purchased Shares and (3) the incumbency of the officers authorized to execute the Operative Documents, setting forth the name and title and bearing the signatures of such officers; and

(h)    any other certificates, agreements and other documents reasonably necessary to consummate or implement the transactions contemplated by the Operative Documents.

Section 2.4    Purchaser Deliveries. Upon the terms and subject to the conditions of this Agreement, on the date hereof, each Purchaser has delivered the following:

(a)    the Purchase Price payable by such Purchaser in accordance with Schedule A, by wire transfer of immediately available funds to the account set forth on Schedule D;

(b)    a Form W-9, or W-8-IMY, as applicable, executed by such Purchaser;

(c)    the Amendment to the Registration Rights Agreement with respect to the Purchased Shares, which shall have been duly executed by such Purchaser; and

(d)    a cross-receipt executed by such Purchaser and delivered to the Company certifying that such Purchaser has received the Purchased Shares from the Company on the date hereof.

Section 2.5    Independent Nature of Purchasers’ Obligations and Rights. The obligations of each Purchaser under any Operative Document are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance of the obligations of any other Purchaser or any other Person under any Operative Document. Nothing contained herein or in any other Operative Document, and no action taken by any Purchaser pursuant thereto or in connection with the transactions contemplated hereby and thereby, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of group or entity, or create a presumption that the Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Operative Documents, and the Company hereby acknowledges that the Purchasers are not acting in concert or as a group, and the Company shall not assert any such claim, with respect to such obligations or the transactions contemplated hereunder or in any other Operative Document. The decision of each Purchaser to undertake the transactions contemplated hereby and under the other Operative Documents has been made by such Purchaser independently of any other Purchaser.

Each Purchaser acknowledges that no other Purchaser has acted as agent for such Purchaser in connection with such Purchaser purchasing the Purchased Shares to be purchased by it and that no other Purchaser will be acting as agent of such Purchaser in connection with enforcing its rights under this Agreement or the other Operative Documents. The Company and each Purchaser confirms that each Purchaser has independently participated with the Company in the negotiation of the transaction contemplated hereby with the advice of its own counsel and advisors. It is expressly understood and agreed that each provision contained in this Agreement and in the other Operative Documents is between the Company and a Purchaser, solely, and not between the Company and the Purchasers collectively and not between and among the Purchasers. The use of a single agreement to effectuate the transactions contemplated hereby was solely in the control of the Company, not the action or decision of any Purchaser, and was done solely for the convenience of the Company and not because it was required or requested to do so by any Purchaser.

Each Purchaser shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement or out of the other Operative Documents, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose. The failure or waiver of performance by any Purchaser does not excuse performance by any other Purchaser or the Company as to any other Purchaser.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents and warrants to each Purchaser as follows:

Section 3.1    Corporate Status.

(a)    The Company and each Subsidiary of the Company (a) is a duly organized and validly existing corporation, partnership, limited liability company or other entity in good standing under the laws of the jurisdiction of its organization, (b) has the corporate, partnership, limited liability company or other organizational power and authority to own its property and assets and to transact the business in which it is engaged, (c) has duly qualified and is authorized to do business and is in good standing (if applicable, or has “active” status in the case of the State of Texas) in all jurisdictions where it is required to be so qualified, and (d) is in compliance with all Requirements of Law, except in each case referred to in clauses (b), (c) and (d), where the failure to be so qualified would not reasonably be expected to, individually or in the aggregate, have a material adverse effect on the condition (financial or otherwise), results of operations, properties, business or prospects of the Company taken as a whole (a “Material Adverse Effect”).

(b)    The Company has no Subsidiaries other than those Subsidiaries listed on Schedule C hereto.

(c)    Neither the Company nor any of its Subsidiaries is in violation of the provisions of its charter or bylaws (or similar organizational documents).

Section 3.2    Authority; Enforceability.

(a)    The Company has the corporate power and authority to execute, deliver and carry out the terms and provisions of each of the Operative Documents and has taken all necessary corporate action to duly and validly authorize the execution, delivery and performance of the Operative Documents and to consummate the transactions contemplated thereby, including the issuance of the Purchased Shares. Each of the Operative Documents has been validly executed and delivered by the Company and, assuming due authorization, execution and delivery by each Purchaser and other parties thereto (other than the Company), constitutes the legal, valid and binding obligations of the Company enforceable in accordance with its terms, except as such enforceability may be limited by (A) applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles (whether considered in a proceeding at law or in equity) relating to enforceability and (B) public policy and an implied covenant of good faith and fair dealing.

(b)    The Purchased Shares have been duly authorized by the Company and, when the Purchased Shares have been issued and delivered and paid for in accordance with this Agreement on the date hereof, such Purchased Shares will be validly issued, fully paid and nonassessable, free and clear of all Liens (except for restrictions on transfer imposed by applicable securities laws and except for Liens created by the Purchasers) and, as of the date hereof, the Purchased Shares to be purchased by the Purchasers represent 1.0% of the Common Shares outstanding; the stockholders of the Company have no preemptive or similar rights with respect to the Purchased Shares; and none of the outstanding shares of capital stock of the Company have been issued in violation of any preemptive or similar rights of any security holder.

Section 3.3    No Conflict; No Default. The execution, delivery and performance of this Agreement and the issuance and sale of the Purchased Shares by the Company will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, impose any Lien, charge or encumbrance upon any Property or assets of the Company or its Subsidiaries, give rise to any right of termination, cancellation or acceleration under, cause any adverse modification of or constitute a default under, any indenture, mortgage, deed of trust, loan agreement, license, lease or other agreement (including, for the avoidance of doubt, the Governance Agreements) or instrument to which the Company or its Subsidiaries is a party or by which the Company or its Subsidiaries is bound or to which any of the property or assets of the Company or its Subsidiaries is subject, (ii) result in any violation of the provisions of the charter or by-laws (or similar organizational documents) of the Company or its Subsidiaries, or (iii) result in any violation of any statute or any judgment, order, decree, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or its Subsidiaries or their properties or assets, except, with respect to clauses (i) and (iii), conflicts, breaches, defaults or violations that would not reasonably be expected to individually or in the aggregate, have a Material Adverse Effect.

Section 3.4    Governmental Approvals. The execution, delivery and performance of each Operative Document do not require any consent or approval of, registration or filing with, or other action by, any Governmental Authority, except for (a) such as have been obtained or made and are in full force and effect and (b) such consents, approvals, registrations, filings or actions the failure of which to obtain or make would not reasonably be expected to have a Material Adverse Effect.

Section 3.5    Investment Company Act. Neither the Company nor any Subsidiary of the Company is or, after giving effect to the offer and sale of the Common Shares and the application of the proceeds therefrom, will be an “investment company” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder.

Section 3.6    Private Placement. Assuming the accuracy of each Purchaser’s representations and warranties set forth in Section 4.2, the issuance and sale of the Common Shares pursuant hereto are (a) exempt from the registration requirements of the Securities Act and (b) will be registered or qualified (or are exempt from registration or qualification) under the registration, permit or qualification requirements of all applicable state securities laws. No form of general solicitation or general advertising within the meaning of Regulation D (including, but not limited to, advertisements, articles, notices or other communications published in any newspaper, magazine or similar medium or broadcast over television or radio, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising) was used by the Company, or any Person acting on behalf of the Company, in connection with the offer and sale of the Common Shares.

Section 3.7    No Registration Rights. Except for the Registration Rights Agreement, there are no contracts, agreements or understandings between the Company and any Person granting such Person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company owned or to be owned by such Person or to require the Company to include such securities in the securities registered pursuant to any registration statement contemplated under the Registration Rights Agreement or in connection with any securities being registered pursuant to any other registration statement filed by the Company under the Securities Act.

Section 3.8    No Integration. Neither the Company nor any Subsidiary of the Company nor any other Person acting on behalf of the Company or any Subsidiary of the Company has sold, offered for sale, solicited offers to buy or issued any securities that would be integrated with the issuance of the Common Shares contemplated by this Agreement pursuant to the Securities Act, the rules and regulations thereunder or the interpretations thereof by the Commission.

Section 3.9    NYSE Listing. The Company has not received any notice of delisting from the NYSE with respect to the Common Stock.

Section 3.10    Capitalization.

(a)    The Company has the authorized equity capitalization as set forth in the Company SEC Documents, and all of the outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable and are not subject to any pre-emptive or similar rights. Except as otherwise disclosed in the Company SEC Documents, all of the outstanding capital stock of each Subsidiary of the Company (i) has been duly authorized and validly issued, (ii) is fully paid and non-assessable and (iii) is owned by the Company directly or indirectly, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity except for such security interests, mortgages, pledges, liens, encumbrances, claims or equities that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(b)    As of the date hereof, (i) the Company has 152,539,532 shares of Common Stock issued and outstanding, and (ii) other than 1,306,446 shares of Common Stock subject to awards of restricted stock units and 2,348,668 shares of Common Stock subject to awards of performance share units (based on target level performance), the Company had no options, warrants or other rights to acquire or instruments convertible into or exchangeable for shares of Common Stock or other equity interest in the Company or any of its Subsidiaries outstanding, and no contract, commitment, agreement, understanding or arrangement of any kind relating to the same except for those contemplated under the Commitment Letter.

Section 3.11    Brokers or Finders. The Company has not dealt with any broker or finder in connection with the transactions contemplated by this Agreement, and the Company has not incurred, and shall not incur, directly or indirectly, any liability for any brokerage of finders’ fees or agents’ commissions or any similar charges in connection with the transactions contemplated by the Agreement. The Company agrees that it will indemnify and hold harmless each Purchaser from and against any and all claims, demands, or liabilities for broker’s, finder’s, placement, or other similar fees or commissions incurred by the Company in connection with the purchase of the Purchased Shares or the consummation of the transactions contemplated by this Agreement.

Section 3.12    Company SEC Documents. The Company SEC Documents have been filed with the Commission on a timely basis. The Company SEC Documents, at the time filed (except to the extent corrected by a subsequent Company SEC Document filed on or prior to the date hereof) (a) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made in the case of any such documents other than a registration statement, not misleading, (b) complied as to form in all material respect with the applicable requirements of the Exchange Act and the Securities Act, as the case may be, and (c) complied as to form in all material respects with the applicable accounting requirements and with the published rules and regulations of the Commission with respect thereto. The financial statements of the Company and other financial information included in the Company SEC Documents were prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or as permitted by the Commission), and fairly present (subject, in the case of unaudited statements to normal and recurring and year-end audit adjustments) in all material respects the financial position of the Company and its consolidated subsidiaries as of the dates thereof and the results of its operations and cash flows of the Company and its consolidated subsidiaries for the periods then ended. The independent auditor of the Company as of the date of the most recent audited balance sheet of the Company is an independent registered public accounting firm with respect to the Company and has not resigned or been dismissed as independent registered public accountants of the Company as a result of or in connection with any disagreement with the Company on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures. Since the date of the most recent balance sheet of the Company audited by such auditor, (i) the interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Company SEC Documents fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto and (ii) based on an annual evaluation of disclosure controls and procedures, the Company is not aware of (x) except as disclosed in the Company SEC Documents, any significant deficiency or material weakness in the design or operation of internal controls over financial reporting that are likely to adversely affect its ability to record, process, summarize and report financial data or (y) any fraud, whether or not material, that involves management or other employees who have a significant role in the internal controls over financial reporting of the Company.

Section 3.13    No Material Adverse Change; Absence of Changes. Since March 31, 2019 through the date hereof, no Material Adverse Effect has occurred. Since March 31, 2019, the Company has not declared or paid any dividends and neither the Company nor any of its subsidiaries has (i) sold any assets, individually or in the aggregate, in excess of $500,000 outside of the ordinary course of business or (ii) had capital expenditures, individually or in the aggregate, in excess of $500,000 outside the ordinary course of business. Neither the Company nor any of its subsidiaries has taken any steps to seek protection pursuant to any law or statute relating to bankruptcy insolvency, reorganization, receivership, liquidation or winding up nor does the Company have any knowledge or reason to believe that any of its or any of its subsidiaries’ respective creditors intend to initiate involuntary bankruptcy proceedings or any actual knowledge of any fact that would reasonably lead a creditor to do so. The Company and its subsidiaries, individually and on a consolidated basis, are not as of the date hereof, and after giving effect to the transactions contemplated hereby, will not be insolvent.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS

Each Purchaser, severally and not jointly, hereby represents and warrants to the Company that:

Section 4.1    Authorization, Enforceability. Such Purchaser has all necessary corporate, limited liability company or partnership power and authority to execute, deliver and perform its obligations under this Agreement and the Amendment to the Registration Rights Agreement and to consummate the transactions contemplated thereby, and the execution, delivery and performance by such Purchaser of this Agreement and the Amendment to the Registration Rights Agreement has been duly authorized by all necessary action on the part of such Purchaser; and this Agreement and the Amendment to the Registration Rights Agreement constitute the legal, valid and binding obligations of such Purchaser, enforceable in accordance with their terms, except as such enforceability may be limited by (a) applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles (whether considered in a proceeding at law or in equity) relating to enforceability and (b) public policy and an implied covenant of good faith and fair dealing.

Section 4.2    Investment. The Purchased Shares are being acquired for such Purchaser’s own account, the account of its Affiliates, or the accounts of clients for whom such Purchaser exercises discretionary investment authority (all of whom such Purchaser hereby represents and warrants are “accredited investors” within the meaning of Rule 501(a) of Regulation D promulgated by the Commission pursuant to the Securities Act), not as a nominee or agent, and with no present intention of distributing the Purchased Shares or any part thereof, and such Purchaser has no present intention of selling or granting any participation in or otherwise distributing the same in any transaction in violation of the securities laws of the United States or any state, without prejudice, however, to such Purchaser’s right at all times to sell or otherwise dispose of all or any part of the Purchased Shares under a registration statement under the Securities Act and applicable state securities laws or under an exemption from such registration available thereunder (including, without limitation, if available, Rule 144 promulgated thereunder).

Section 4.3    Nature of Purchaser.

(a)    Such Purchaser represents and warrants to the Company that, (i) it is an “accredited investor” within the meaning of Rule 501 of Regulation D promulgated by the Commission pursuant to the Securities Act and (ii) by reason of its business and financial experience it has such knowledge, sophistication and experience in making similar investments and in business and financial matters generally so as to be capable of evaluating the merits and risks of the prospective investment in the Purchased Shares, is able to bear the economic risk of such investment and, at the present time, would be able to afford a complete loss of such investments.

(b)    Such Purchaser acknowledges that (i) it or its Representatives have been furnished with materials relating to the business, finances and operations of the Company and relating to the offer and sale of the Purchased Shares that have been requested by such Purchaser, if any; (ii) has had access to such financial and other information as it deems necessary to make its decision to purchase the Common Shares, (iii) it has been offered the opportunity to ask questions of the Company and its Subsidiaries and (iv) it has not relied on the advice of, or any representations by, any third party in making such decision. Neither such inquiries nor any other due diligence investigations conducted at any time by such Purchaser or its Representatives shall modify, amend or affect such Purchaser’s right to rely on the Company’s representations and warranties contained in Article III above or to indemnification or any other remedy based on, or with respect to the accuracy or inaccuracy of, or compliance with, the representations, warranties, covenants and agreements in this Agreement.

Section 4.4    Restricted Securities. Such Purchaser understands that the Purchased Shares are characterized as “restricted securities” under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such Laws and applicable regulations such securities may be resold without registration under the Securities Act only in certain limited circumstances.

Section 4.5    Legend; Restrictive Notation. Such Purchaser understands that the certificates evidencing the Purchased Shares or the book-entry account maintained by the transfer agent evidencing ownership of the Purchased Shares, as applicable, will bear the following legend or restrictive notation:

“THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THESE SECURITIES MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT OR PURSUANT TO AN EXEMPTION FROM REGISTRATION THEREUNDER AND, IN THE CASE OF A TRANSACTION EXEMPT FROM REGISTRATION, UNLESS SOLD PURSUANT TO RULE 144 UNDER SUCH ACT OR THE ISSUER HAS RECEIVED DOCUMENTATION REASONABLY SATISFACTORY TO IT THAT SUCH TRANSACTION DOES NOT REQUIRE REGISTRATION UNDER SUCH ACT.”

ARTICLE V

COVENANTS

Section 5.1    Taking of Necessary Action. Each of the parties hereto shall use its commercially reasonable efforts promptly to take or cause to be taken all action and promptly to do or cause to be done all things necessary, proper or advisable under applicable Law and regulations to consummate and make effective the transactions between the Company and the Purchasers contemplated by this Agreement related specifically to the acquisition of the Purchased Shares. Without limiting the foregoing, each of the Company and each Purchaser shall use its commercially reasonable efforts to make all filings and obtain all consents of Governmental Authorities that may be necessary or, in the reasonable opinion of the other parties, as the case may be, advisable for the consummation of the transactions contemplated by the Operative Documents.

Section 5.2    Expenses. The Company agrees to pay or reimburse the Purchasers for all of their reasonable and documented out-of-pocket costs and expenses incurred in connection with the preparation and execution and delivery of, and any amendment, waiver, supplement or modification to, this Agreement and the other Operative Documents and any other documents prepared in connection herewith or therewith, and the consummation of the transactions contemplated hereby and thereby, including the reasonable fees, disbursements and other charges of Simpson Thacher & Bartlett LLP, Akin Gump Strauss Hauer & Feld LLP and Thompson & Knight LLP.

ARTICLE VI

INDEMNIFICATION

Section 6.1    Indemnification by the Company. The Company agrees to indemnify each Purchaser and each of its respective Representatives (collectively, “Purchaser Related

Parties”) from, and hold each of them harmless against, any and all actions, suits, proceedings (including any investigations, litigation or inquiries), demands, and causes of action (each, an “Action”), and, in connection therewith, and promptly upon demand, pay or reimburse each of them for all costs, losses, liabilities, damages, or expenses of any kind or nature whatsoever, including, without limitation, the reasonable fees and disbursements of counsel and all other reasonable and documented expenses incurred (collectively, “Losses”) in connection with investigating, defending or preparing to defend any such matter that may be incurred by them or asserted against or involve any of them as a result of, arising out of, or in any way related to the breach of any of the representations, warranties or covenants of the Company contained herein; provided, that the Company will not be liable to indemnify any Purchaser Related Party for any such Losses to the extent that such Losses (i) have resulted from an Action by the Company against any Purchaser in connection with such Purchaser’s breach of this Agreement, or (ii) are as a result of an Action brought against a Purchaser by any Person who is a limited partner of, or other investor in, such Purchaser or its Affiliates in such Person’s capacity as a limited partner of, or other investor in, such Purchaser or its Affiliates. The liability of the Company under the indemnity agreement contained in this paragraph with respect to each Purchaser Related Party shall be limited to an amount equal to the total market value of the Common Shares (as of June 26, 2019) purchased by and sold to the applicable Purchaser under this Agreement.

Section 6.2    Indemnification Procedure. Promptly after any Purchaser Related Party (hereinafter, the “Indemnified Party”) has received notice of any indemnifiable claim hereunder, or the commencement of any Action by a third Person, which the Indemnified Party believes in good faith is an indemnifiable claim under this Agreement, the Indemnified Party shall give the indemnitor hereunder (the “Indemnifying Party”) written notice of such claim or the commencement of such action, suit or proceeding, but failure to so notify the Indemnifying Party will not relieve the Indemnifying Party from any liability it may have to such Indemnified Party hereunder except to the extent that the Indemnifying Party is materially prejudiced by such failure. Such notice shall state the nature and the basis of such claim to the extent then known. The Indemnifying Party shall have the right to defend and settle, at its own expense and by its own counsel who shall be reasonably acceptable to the Indemnified Party, any such matter as long as the Indemnifying Party pursues the same diligently and in good faith. If the Indemnifying Party undertakes to defend or settle, it shall promptly notify the Indemnified Party of its intention to do so, and the Indemnified Party shall cooperate with the Indemnifying Party and its counsel in all commercially reasonable respects in the defense thereof and the settlement thereof. Such cooperation shall include, but shall not be limited to, furnishing the Indemnifying Party with any books, records and other information reasonably requested by the Indemnifying Party and in the Indemnified Party’s possession or control. Such cooperation of the Indemnified Party shall be at the cost of the Indemnifying Party. After the Indemnifying Party has notified the Indemnified Party of its intention to undertake to defend or settle any such asserted liability, and for so long as the Indemnifying Party diligently pursues such defense, the Indemnifying Party shall not be liable for any additional legal expenses incurred by the Indemnified Party in connection with any defense or settlement of such asserted liability; provided, however, that the Indemnified Party shall be entitled (a) at its expense, to participate in the defense of such asserted liability and the negotiations of the settlement thereof and (b) if (i) the Indemnifying Party has failed to assume the defense or employ counsel reasonably acceptable to the Indemnified Party or (ii) if the defendants in any such action include both an Indemnified Party and the Indemnifying Party and counsel to the Indemnified Party shall have concluded that there may be reasonable defenses available to the Indemnified Party that are different from or in addition to those available to the Indemnifying Party or another Indemnified Party or if the interests of the Indemnified Party reasonably may be deemed to conflict with the interests of the Indemnifying Party or another Indemnified Party, then the Indemnified Party shall have the right to select a separate counsel and to assume such legal defense and otherwise to participate in the defense of such action, with the expenses and fees of such separate counsel and other expenses related to such participation to be reimbursed by the Indemnifying Party as incurred. Notwithstanding any other provision of this Agreement, the Indemnifying Party shall not settle any indemnified claim without the consent of the Indemnified Party, unless the settlement thereof imposes no liability or obligation on, and includes a complete release from liability of, and does not include any admission of wrongdoing or malfeasance by, the Indemnified Party.

ARTICLE VII

MISCELLANEOUS

Section 7.1    Interpretation and Survival of Provisions. Article, Section, Schedule, and Exhibit references are to this Agreement, unless otherwise specified. All references to instruments, documents, contracts, and agreements are references to such instruments, documents, contracts, and agreements as the same may be amended, supplemented, and otherwise modified from time to time, unless otherwise specified. The word “including” shall mean “including but not limited to.” Whenever any determination, consent, or approval is to be made or given by any Purchaser, such action shall be in such Purchaser’s sole discretion unless otherwise specified in this Agreement. If any provision in this Agreement is held to be illegal, invalid, not binding, or unenforceable, such provision shall be fully severable and this Agreement shall be construed and enforced as if such illegal, invalid, not binding, or unenforceable provision had never comprised a part of the Agreement, and the remaining provisions shall remain in full force and effect. This Agreement has been reviewed and negotiated by sophisticated parties with access to legal counsel and shall not be construed against the drafter.

Section 7.2    Survival of Provisions; Reliance. (a) The representations and warranties contained in Section 3.1, Section 3.2, Section 3.3, Section 3.5, Section 3.8, Section 3.10, Section 3.11, Section 4.1 and Section 4.3 of this Agreement shall survive the date hereof indefinitely.

(b)    Each Purchaser and the Company understands and acknowledges that the Purchased Shares are being offered and sold in reliance on a transactional exemption from the registration requirements of federal and state securities laws, and that the Company and each Purchaser, respectively, is relying in part upon the truth and accuracy of the representations, warranties, agreements, acknowledgements and understandings of such Purchaser and the Company, respectively, set forth in this Agreement including, in the case of the Company, (i) in concluding that the issuance and sale of the Purchased Shares is a “private offering” and, as such, is exempt from the registration requirements of the Securities Act and (ii) in determining the applicability of such exemptions and suitability of such Purchaser to purchase the Purchased Shares.

Section 7.3    No Waiver; Modifications in Writing.

(a)    Delay. No failure or delay on the part of any party in exercising any right, power, or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power, or remedy preclude any other or further exercise thereof or the exercise of any other right, power, or remedy. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to a party at law or in equity or otherwise.

(b)    Amendments and Waivers. Except as otherwise provided herein, no amendment, waiver, consent, modification, or termination of any provision of this Agreement shall be effective unless signed by each of the parties hereto or thereto affected by such amendment, waiver, consent, modification, or termination. Any amendment, supplement or modification of or to any provision of this Agreement, any waiver of any provision of this Agreement, and any consent to any departure by the Company from the terms of any provision of this Agreement shall be effective only in the specific instance and for the specific purpose for which made or given. Except where notice is specifically required by this Agreement, no notice to or demand on the Company in any case shall entitle the Company to any other or further notice or demand in similar or other circumstances.

Section 7.4    Binding Effect; Assignment.

(a)    Binding Effect. This Agreement shall be binding upon the Company, the Purchasers, and their respective successors and permitted assigns. Except as expressly provided in this Agreement, this Agreement shall not be construed so as to confer any right or benefit upon any Person other than the parties to this Agreement and their respective successors and permitted assigns.

(b)    Assignment of Rights. All or any portion of the rights and obligations of any Purchaser under this Agreement may be transferred by such Purchaser to any Affiliate of such Purchaser without the consent of the Company by delivery to the Company of an agreement to be bound and all information regarding such Affiliate necessary to amend Schedule A. No portion of the rights and obligations of any Purchaser under this Agreement may be transferred by such Purchaser to a non-Affiliate without the written consent of the Company (which consent shall not be unreasonably withheld by the Company). Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned, in whole or in part, by operation of law or otherwise, by the Company without the prior written consent of the other parties hereto.

Section 7.5    Communications. All notices and demands provided for hereunder shall be in writing and shall be given by registered or certified mail, return receipt requested, telecopy, electronic mail, air courier guaranteeing overnight delivery or personal delivery to the following addresses:

(a)	If to any Purchaser:

To the respective address listed on Schedule B hereof

(b)	If to Roan Resources, Inc.:

14701 Hertz Quail Springs Pkwy

Oklahoma City, OK 73134

Attention: General Counsel

Email:

with a copy to:

Vinson & Elkins L.L.P.

1001 Fannin Street, Suite 2500

Houston, TX 77002-6760

Attention: Alan Beck

Facsimile: 713.615.5620

Email:

or to such other address as the Company or such Purchaser may designate in writing. All notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; when notice is sent to the sender that the recipient has read the message, if sent by electronic mail; upon actual receipt if sent by certified mail, return receipt requested, or regular mail, if mailed; when receipt acknowledged, if sent via facsimile; and upon actual receipt when delivered to an air courier guaranteeing overnight delivery.

Section 7.6    Removal of Legend. In connection with a sale of the Purchased Shares by a Purchaser in reliance on Rule 144, the applicable Purchaser or its broker shall deliver to the transfer agent and the Company a broker or seller representation letter providing to the transfer agent and the Company any information the Company deems reasonably necessary to determine that the sale of the Purchased Shares is made in compliance with Rule 144, including, as applicable, a certification that the Purchaser is not an Affiliate of the Company and regarding the length of time the Purchased Shares have been held. Upon receipt of such representation letter, the Company shall promptly direct its transfer agent to remove the notation of a restrictive legend in such Purchaser’s certificates evidencing the Purchased Shares or the book-entry account maintained by the transfer agent, including the legend referred to in Section 4.5, and the Company shall bear all costs associated therewith. After a registration statement under the Securities Act permitting the public resale of the Purchased Shares has become effective or any Purchaser or its permitted assigns have held the Purchased Shares for six months, if the book-entry account of such Purchased Shares still bears the notation of the restrictive legend referred to in Section 4.5, the Company agrees, upon request of the Purchaser or permitted assignee, to take all steps necessary to promptly effect the removal of the legend described in Section 4.5 from the Purchased Shares, and the Company shall bear all costs associated therewith, regardless of whether the request is made in connection with a sale or otherwise, so long as such Purchaser or its permitted assigns provide to the Company any information the Company deems reasonably necessary to determine that the legend is no longer required under the Securities Act or applicable state laws.

Section 7.7    Entire Agreement. This Agreement, the other Operative Documents and the other agreements and documents referred to herein are intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the purchase and sale of the Common Shares. There are no restrictions, promises, warranties or undertakings with respect to the purchase and sale of the Common Shares, other than those set forth or referred to herein or the other Operative Documents with respect to the rights granted by the Company or any of its Affiliates or any Purchaser or any of its Affiliates set forth herein or therein. This Agreement, the other Operative Documents and the other agreements and documents referred to herein or therein supersede all prior agreements and understandings between the parties with respect to the purchase and sale of the Common Shares.

Section 7.8    Governing Law; Waiver of Jury Trial. This Agreement, and all claims or causes of action (whether in contract or tort) that may be based upon, arise out of or relate to this Agreement or the negotiation, execution or performance of this Agreement (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in or in connection with this Agreement), will be construed in accordance with and governed by the laws of the State of New York without regard to principles of conflicts of laws. Any action against any party relating to the foregoing shall be brought in any federal or state court of competent jurisdiction located within the borough of Manhattan in the State of New York, and the parties hereto hereby irrevocably submit to the non-exclusive jurisdiction of such courts over any such action. The parties hereby irrevocably waive, to the fullest extent permitted by applicable Law, any objection that they may now or hereafter have to the laying of venue of any such dispute brought in such court or any defense of inconvenient forum for the maintenance of such dispute. Each of the parties hereto agrees that a judgment in any such dispute may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law.

EACH PARTY HEREBY IRREVOCABLY WAIVES, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) DIRECTLY OR INDIRECTLY BASED UPON, ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT OR THE ACTIONS OF ANY PURCHASER OR THE COMPANY IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT HEREOF AND THEREOF.

Section 7.9    Specific Enforcement. The parties hereto agree that irreparable damage for which monetary relief, even if available, would not be an adequate remedy, would occur in the event that any provision of this Agreement is not performed in accordance with its specific terms or is otherwise breached. The parties acknowledge and agree that (a) the parties shall be entitled to an injunction or injunctions, specific performance or other equitable relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof (and the transactions to be consummated on the terms and subject to the conditions set forth in this Agreement) in the courts described in Section 7.8 without proof of damages or otherwise (in each case, subject to the terms and conditions of this Section 7.9), this being in addition to any other remedy to which they are entitled under this Agreement and (b) the right of specific enforcement is an integral part of the transactions contemplated hereby and without that right, neither the Company nor any of the Purchasers would have entered into this Agreement. The parties hereto agree not to assert that a remedy of specific enforcement is unenforceable, invalid, contrary to Law or inequitable for any reason, and agree not to assert that a remedy of monetary damages would provide an adequate remedy or that the parties otherwise have an adequate remedy at law. The parties hereto acknowledge and agree that any party seeking an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in accordance with this Section 7.9 shall not be required to provide any bond or other security in connection with any such order or injunction.

Section 7.10    Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same Agreement.

[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto execute this Agreement, effective as of the date first above written.

ROAN RESOURCES, INC.

By:	/s/ David Treadwell
Name:	David Treadwell
Title:	Vice President, General Counsel and
Corporate Secretary

Signature Page to

Common Stock Subscription Agreement

RH DEBT FUND, L.P.

By:	JVL Advisors, LLC, its general partner

By:	/s/ John V. Lovoi
Name:	John V. Lovoi
Title:	Manager

Signature Page to

Common Stock Subscription Agreement

Spraberry Investments Inc.

By:	/s/ Elliot Greenberg
Name:	Elliot Greenberg
Title:	Vice President

The Liverpool Limited Partnership
By: Liverpool Associates Ltd., as General Partner

By:	/s/ Elliot Greenberg
Name:	Elliot Greenberg
Title:	Vice President

Signature Page to

Common Stock Subscription Agreement

York Capital Management, L.P.

By:	/s/ Richard P. Swanson
Name:	Richard P. Swanson
Title:	General Counsel

York Multi-Strategy Master Fund, L.P.

By:	/s/ Richard P. Swanson
Name:	Richard P. Swanson
Title:	General Counsel

York Credit Opportunities Fund, L.P.

By:	/s/ Richard P. Swanson
Name:	Richard P. Swanson
Title:	General Counsel

York Credit Opportunities Investments Master Fund, L.P.

By:	/s/ Richard P. Swanson
Name:	Richard P. Swanson
Title:	General Counsel

York Select Strategy Master Fund, L.P.

By:	/s/ Richard P. Swanson
Name:	Richard P. Swanson
Title:	General Counsel

Exuma Capital, L.P.

By:	/s/ Richard P. Swanson
Name:	Richard P. Swanson
Title:	General Counsel

Signature Page to

Common Stock Subscription Agreement

SCHEDULE A – List of Purchasers, Purchased Shares and Purchase Price

Purchaser	Shares of Common Stock	Purchase Price
The Liverpool Limited Partnership	170,844	$170.84
Spraberry Investments Inc.	363,044	$363.04
RH Debt Fund, L.P.	762,698	$762.70
York Capital Management, L.P.	33,703	$33.70
York Multi-Strategy Master Fund, L.P.	46,883	$46.89
York Credit Opportunities Fund, L.P.	61,435	$61.44
York Credit Opportunities Investments Master Fund, L.P.	78,276	$78.28
York Select Strategy Master Fund, L.P.	5,080	$5.08
Exuma Capital, L.P.	3,432	$3.43

Total	1,525,395	$1,525.40

Schedule A – 1

SCHEDULE B – Notice and Contact Information

Purchaser	Contact Information

RH Debt Fund, L.P.

The Liverpool Limited Partnership

Spraberry Investments Inc.

York Capital Management, L.P.

York Multi-Strategy Master Fund, L.P.

York Credit Opportunities Fund, L.P.

York Credit Opportunities Investments Master Fund, L.P.

York Select Strategy Master Fund, L.P.

Exuma Capital, L.P.

Schedule B – 1

SCHEDULE C – Subsidiaries

Name	Jurisdiction of Organization	Foreign Qualifications
Linn Energy, Inc.	Delaware	None
Roan Holdings Holdco, LLC	Delaware	None
Roan Resources LLC	Delaware	Oklahoma

Schedule C – 1